  Exhibi

  NEWS RELEASE
TSX: SCY
January 24, 2020
NR 20-1
 www.scandiummining.com

SCANDIUM INTERNATIONAL RECEIVES ROYALTY PAY-OUT

Reno, Nevada, January 24, 2020 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) advises that it completed a NSR royalty buy-back arrangement with Osisko Mining Inc. on interests related to the Windfall Lake gold property in Quebec, Canada. The C$1,000,000 royalty buy-back amount was received by the Company, and subsequently divided amongst several unrelated entities with interests in the royalty asset. The net amount retained by Scandium International, after distributions, was C$500,000 (US$ 383,330).

For inquiries to Scandium International Mining Corp, please contact:

Edward Dickinson (CFO)
Tel: (775) 233-7328

George Putnam (CEO)
Tel: (925) 208-1775

Email: info@scandiummining.com

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to statements regarding any future development of the project. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation: risks related to uncertainty in the demand for scandium, the possibility that results of test work will not fulfill expectations, or not realize the perceived market utilization and potential of scandium sources that may be developed for sale by the Company. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.